Exhibit 99.1

HireQuest Reports Financial Results for Fourth Quarter and Full Year 2025

GOOSE CREEK, South Carolina – March 30, 2026 – HireQuest (Nasdaq: HQI), a national franchisor of on-demand staffing and executive search services, today reported financial results for the fourth quarter and full year ended December 31, 2025.

Rick Hermanns, HireQuest’s President and Chief Executive Officer, commented, “We remained solidly profitable in both the fourth quarter and full year of 2025 and are now debt free despite what has been three consecutive years of challenging economic environments for the staffing industry.

“During the fourth quarter, we made a strategic change to the ownership structure of MRINetwork to more effectively engage our global executive search brand, transitioning majority ownership of the executive search piece of the business to a leadership group comprised of current and former MRINetwork franchise owners,” Mr. Hermanns continued. “With this change we’ve aligned the brand’s executive search leadership with experienced franchise owner-operators who live its mission each day. HireQuest retains the contract staffing portion of MRINetwork which closely aligns with our other franchise brands. We will continue to provide shared services, scale advantages, and integrated staffing-and-recruiting solutions with the goal of enhancing value for the MRINetwork brand and its owners.

“In December, we announced that our Board of Directors approved a share repurchase program authorizing the Company to repurchase up to $20 million in common stock. We believe this is currently a good and efficient use of our capital and reflects our confidence in HireQuest’s long-term strategy and our commitment to returning capital to our shareholders.

“Looking ahead, we’re seeing a stabilizing job market in 2026 that won’t be defined by a hiring boom or bust, but more by balance. Our customers are prioritizing flexibility, fit, and skilled work that simply can’t be automated, and we’re ideally positioned with our franchise staffing model to meet those demands,” Mr. Hermanns concluded.

Fourth Quarter 2025 Review

Franchise royalties in the fourth quarter of 2025 were $6.6 million compared to $7.6 million in the prior-year period. Service revenue was $392,000 compared to $439,000 in the prior-year period.

Total revenue in the fourth quarter of 2025 was $7.0 million compared to $8.1 million in the prior year period, a decrease of 13.0%.

SG&A expenses in the fourth quarter of 2025 were $4.5 million compared to $5.1 million in the fourth quarter of 2024, a decrease of 12.3%. Workers' compensation expense was approximately $33,000 in the fourth quarter of 2025 compared to approximately $335,000 in the prior year period.

Depreciation and amortization in the fourth quarter of 2025 was approximately $787,000, compared to $697,000 in the fourth quarter of 2024.

Interest and other financing expense in the fourth quarter of 2025 was approximately $30,000 compared to $160,000 for the fourth quarter of 2024. Interest and other financing expense will fluctuate as the Company utilizes the line of credit for acquisitions or other short-term liquidity needs.

Net income in the fourth quarter of 2025 was $1.6 million or $0.11 per diluted share, compared to a net income of $2.2 million, or $0.16 per diluted share, in the fourth quarter of 2024. Included in net income in the fourth quarter of 2025 was an intangible asset charge of approximately $444,000, related to the planned divestiture of the permanent placement franchise business of MRINetwork.

Adjusted net income for the fourth quarter of 2025 was $2.7 million, or $0.19 per diluted share compared to adjusted net income of $2.6 million, or $0.19 per diluted share in the fourth quarter of 2024.

Adjusted EBITDA for the fourth quarter of 2025 was $3.4 million compared to $3.8 million in the fourth quarter of 2024.

System-wide sales for the fourth quarter of 2025 decreased 9.3% to $122.3 million compared to $134.8 million for the fourth quarter of 2024.

Full Year 2025 Review

Franchise royalties for the full year were $29.0 million compared to $32.7 million in full year 2024. Service revenue was $1.6 million compared to $1.9 million in full year 2024.

Total revenue was $30.6 million compared to $34.6 million in full year 2024, a decrease of 11.4%.

SG&A expenses for the full year were $20.7 million compared to $21.4 million for full year 2024. Workers' compensation expense was approximately $89,000 for the full year compared to approximately $2.0 million in full year 2024.

Interest and other financing expense for the full year was approximately $307,000, compared to $923,000 in full year 2024.

Net income in full year 2025 was $6.3 million, or $0.45 per diluted share, compared to net income of $3.7 million, or $0.26 per diluted share, in full year 2024. Included in net income in full year 2025 and 2024 was a goodwill and intangible asset charge of $674,000 and $6.0 million, respectively, related to MRINetwork.

Adjusted net income in 2025 was $10.0 million, or $0.71 per diluted share, consistent with adjusted net income of $9.9 million, or $0.71 per diluted share in full year 2024.

Adjusted EBITDA for full year 2025 was $14.1 million compared to $16.2 million in full year 2024.

System-wide sales in full year 2025 decreased 11.3% to $500.2 million compared to $563.6 million in full year 2024.

Balance Sheet and Capital Structure

Cash was $3.9 million as of December 31, 2025, compared to $2.2 million as of December 31, 2024. Total assets were $88.2 million as of December 31, 2025, compared to $94.0 million as of December 31, 2024. Total liabilities were $19.9 million as of December 31, 2025, compared to $29.2 million as of December 31, 2024.

Working capital as of December 31, 2025, was $33.0 million compared to $25.1 million as of December 31, 2024.

As of December 31, 2025, assuming continued covenant compliance, availability under the line of credit was approximately $40.3 million based on eligible collateral, less letter of credit reserves, bank product reserves, and current advances.

On March 16, 2026, the Company paid a quarterly cash dividend of $0.06 per share of common stock to shareholders of record as of March 2, 2026. The Company intends to pay a $0.06 cash dividend on a quarterly basis, but the declaration of any dividend and the exact amount each quarter will be based on its business results and financial position and is subject to board of directors discretion.

Conference Call

HireQuest will hold a conference call to discuss its financial results.

Date:	Monday, March 30, 2026
Time:	4:30 p.m. Eastern Time
Toll-free dial-in number:	888-506-0062
International dial-in number:	973-528-0011
Entry code:	600699

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay at https://www.webcaster5.com/Webcast/Page/2359/53661 and via the investor relations section of HireQuest’s website at https://hirequest.com/.

A replay of the conference call will be available through Monday, April 13, 2026.

Toll-free replay number:	877-481-4010
International replay number:	919-882-2331
Replay passcode:	53661

About HireQuest

HireQuest is a franchisor of staffing solutions with a presence across the U.S. and international markets. Through its primary divisions - HireQuest Direct, HireQuest Health, Snelling, and TradeCorp - the company provides temporary, direct-hire, and contract staffing solutions across industries, including construction, light industrial, healthcare, finance, manufacturing, cybersecurity, and engineering. From on-demand staffing to executive search, HireQuest's divisions operate as one team for our customers - delivering workforce solutions that drive growth and change lives. For more information, visit www.hirequest.com

Important Cautions Regarding Forward-Looking Statements

This news release includes, and the company’s officers and other representatives may sometimes make or provide certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, among others, statements with respect to future revenue, franchise sales, system-wide sales, net income and Adjusted EBITDA (a non-GAAP Financial Measure); operating results; dividends and shareholder returns; anticipated benefits and synergies of any proposed transaction and future opportunities, including statements regarding value, profitability or growth prospects; cost synergies of any merger or acquisition including those we have completed; intended office openings or closings; expectations of the effect on our financial condition of claims and litigation; strategies for customer retention and growth; strategies for risk management; and all other statements that are not purely historical and that may constitute statements of future expectations. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.

While the company believes these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. They are based only on the company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. The company cannot assure you that these expectations will occur, and its actual results may be significantly different. Therefore, you should not place undue reliance on these forward-looking statements. Important factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by the company include the following: the level of demand and financial performance of the temporary staffing industry; the financial performance of the company’s franchisees; our franchisees’ and our customers’ ability to navigate successfully the challenges posed by instability in the financial and capital markets and the overall economic environment including the impact of increases in the price of oil and gas and any potential recession; changes in customer demand; the relative success or failure of acquisitions and new franchised offerings; our success in reducing workers’ compensation expenses; the extent to which the company is successful in gaining new long-term relationships with customers or retaining existing ones, and the level of service failures that could lead customers to use competitors’ services; significant investigative or legal proceedings including, without limitation, those brought about by the existing regulatory environment or changes in the regulations governing the temporary staffing industry and those arising from the action or inaction of the company’s franchisees and temporary employees; strategic actions, including acquisitions and dispositions and the company’s success in integrating acquired businesses including, without limitation, successful integration following any of our various acquisitions; the possibility that any strategic target will not agree to consummate a transaction or that any such transaction is consummated on different terms than currently anticipated; the possibility that conditions to the completion of a proposed transaction, including the receipt of any required shareholder approvals and any required regulatory approvals, will not be met; the possibility that we may be unable to achieve expected synergies and operating efficiencies within an expected time frame or at all and to successfully integrate any acquired operations with ours; the possibility that such integration may be more difficult, time-consuming, or costly than expected, or that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, or suppliers) may be greater than expected following a proposed transaction or the public announcement of a proposed transaction success or failure in determining how to allocate capital; disruptions to the company’s technology network including computer systems and software; natural events such as severe weather, fires, floods, and earthquakes, or man-made or other disruptions of the company’s operating systems; and the factors discussed in the “Risk Factors” section and elsewhere in the company’s most recent Annual Report on Form 10-K and the quarterly reports on Form 10-Q filed thereafter.

Any forward-looking statement made by the company or its management in this news release is based only on information currently available to the company and speaks only as of the date on which it is made. The company and its management disclaim any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Non-U.S. GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses these non-U.S. GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for U.S. GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with U.S. GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-U.S. GAAP measures are not formally defined under U.S. GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to U.S. GAAP financial measures, our management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP measures. See the tables below for a reconciliation of these non-U.S. GAAP measures to the most directly comparable U.S. GAAP financial measures.

Company Contact:

HireQuest

David Hartley, Chief Financial Officer

(800) 835-6755

Email: cdhartley@hirequest.com

Investor Relations Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

Email: hirequest@imsinvestorrelations.com

- Tables Follow-

HireQuest

Consolidated Balance Sheets

(in thousands except share and par value data)	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash	$ 3,895	$ 2,219
Accounts receivable, net of allowance of $288 thousand and $275 thousand, respectively	39,281	42,348
Notes receivable	1,073	1,166
Prepaid expenses, deposits, and other assets	3,249	2,413
Prepaid workers' compensation	848	1,094
Total current assets	48,346	49,240
Property and equipment, net	4,050	4,149
Workers’ compensation claim payment deposit	1,128	1,127
Franchise agreements, net	17,242	19,737
Other intangible assets, net	6,980	8,442
Goodwill	1,633	1,633
Deferred tax asset	1,868	2,073
Other assets	279	57
Notes receivable, net of current portion and allowance of $1.2 million and $773 thousand, respectively	5,599	6,664
Intangible assets held for sale	1,102	891
Total assets	$ 88,227	$ 94,013
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 192	$ 174
Line of credit	-	6,829
Term loans payable	-	88
Other current liabilities	2,186	2,018
Accrued wages, benefits and payroll taxes	1,800	2,557
Due to franchisees	7,004	7,579
Risk management incentive program liability	1,237	1,252
Workers' compensation claims liability	2,929	3,599
Total current liabilities	15,348	24,096
Workers' compensation claims liability, net of current portion	2,232	2,707
Franchisee deposits	2,326	2,406
Total liabilities	19,906	29,209
Commitments and contingencies (Note 12)
Stockholders' equity
Preferred stock - $0.001 par value, 1,000,000 shares authorized; none issued	-	-
Common stock - $0.001 par value, 30,000,000 shares authorized; 14,079,692 and 14,072,804 shares issued, respectively	14	14
Additional paid-in capital	37,222	36,286
Treasury stock, at cost - 48,849 shares and 43,849 shares, respectively	(146)	(146)
Retained earnings	31,231	28,650
Total stockholders' equity	68,321	64,804
Total liabilities and stockholders' equity	$ 88,227	$ 94,013

HireQuest

Consolidated Statement of Income

	Three months ended (unaudited)		Twelve months ended
(in thousands, except per share data)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Franchise royalties	$ 6,640	$ 7,644	$ 28,995	$ 32,673
Service revenue	392	439	1,645	1,925
Total revenue	7,032	8,083	30,640	34,598
Selling, general and administrative expenses	4,489	5,120	20,676	21,406
Goodwill and intangible asset impairment charge	444	-	674	6,035
Depreciation and amortization	787	697	3,008	2,789
Income from operations	1,312	2,266	6,282	4,368
Other miscellaneous income	28	133	223	145
Interest income	118	132	511	556
Interest and other financing expense	(30)	(160)	(307)	(923)
Net income before income taxes	1,428	2,371	6,709	4,146
Provision (benefit) for income taxes	(262)	49	100	221
Net income from continuing operations	1,690	2,322	6,609	3,925
Loss from discontinued operations, net of tax	(87)	(102)	(279)	(253)
Net income	$ 1,603	$ 2,220	$ 6,330	$ 3,672

Basic earnings per share
Continuing operations	$ 0.12	$ 0.17	$ 0.47	$ 0.29
Discontinued operations	(0.01)	(0.01)	(0.02)	(0.02)
Total	$ 0.11	$ 0.16	$ 0.45	$ 0.27

Diluted earnings per share
Continuing operations	$ 0.12	$ 0.17	$ 0.47	$ 0.28
Discontinued operations	(0.01)	(0.01)	(0.02)	(0.02)
Total	$ 0.11	$ 0.16	$ 0.45	$ 0.26

Weighted average shares outstanding
Basic	14,005	13,900	13,957	13,838
Diluted	14,021	13,987	13,979	13,920

HireQuest

Non-U.S. GAAP - Reconciliation of Net Income to Adjusted EBITDA

	Three months ended (unaudited)		Twelve months ended
(in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income	$ 1,603	$ 2,220	$ 6,330	$ 3,672
Interest and other financing expense	30	160	307	983
Provision (benefit) for income taxes	(262)	49	100	221
Depreciation and amortization	787	697	3,008	2,789
EBITDA	2,158	3,126	9,745	7,665
WOTC related costs	192	157	692	483
Non-cash compensation	112	510	936	1,759
Goodwill and intangible asset impairment	562	-	892	6,035
Acquisition related charges, net	110	(138)	1,240	(27)
Impairment of notes receivable	229	150	582	275
Adjusted EBITDA	$ 3,363	$ 3,805	$ 14,087	$ 16,190

HireQuest

Non-U.S. GAAP - Reconciliation of Net Income to Adjusted Net Income

(unaudited)

	Three months ended		Twelve months ended
(in thousands, except per share data)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income	$ 1,603	$ 2,220	$ 6,330	$ 3,672
Amortization of acquired intangibles	591	541	2,229	2,160
Goodwill and intangible asset impairment charge	562	-	892	6,035
Acquisition related charges, net	110	(138)	1,240	(27)
Impairment of notes receivable	229	150	582	275
Tax effect of adjustments (1)	(388)	(144)	(1,285)	(2,195)
Adjusted net income	$ 2,707	$ 2,629	$ 9,988	$ 9,920

Adjusted net income per diluted share	$ 0.19	$ 0.19	$ 0.71	$ 0.71
Weighted average diluted shares outstanding	14,021	13,987	13,979	13,920
(1) the tax effect includes the application of our estimated combined statutory rate of 26% to all taxable/deductible adjustments.

HireQuest

Non-U.S. GAAP - Supplemental SG&A Breakdown

(unaudited)

	Three months ended		Twelve months ended
(in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Core SG&A	$ 4,061	$ 4,691	$ 18,504	$ 18,816
Net workers' compensation expense (benefit)	33	335	89	1,953
MRINetwork advertising fund expenses	56	82	261	389
Acquisition related charges, net	110	(138)	1,240	(27)
Impairment of notes receivable	229	150	582	275
SG&A	$ 4,489	$ 5,120	$ 20,676	$ 21,406